 Filed pursuant to Rule 424(b)(3)

 Registration Statement No. 333-281186

PROSPECTUS

Lindblad Expeditions Holdings, Inc.

682,593 SHARES OF COMMON STOCK
_________________________

This prospectus relates to the possible offer and resale, from time to time, by the selling stockholder identified in this prospectus, of up to an aggregate of 682,593 shares of our common stock. We will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

The selling stockholder identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. We have agreed to pay certain expenses in connection with the registration of the shares. The selling stockholder will pay all underwriting discounts, selling commissions and stock transfer taxes in connection with the sale of the shares.

Our common stock is listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “LIND.” The last reported sale price of the common stock on July 30, 2024 was $8.79 per share.

Investing in our securities involves risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement and/or other offering material concerning factors you should consider before investing in our securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2024.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “Company,” “Lindblad,” “we,” “us,” “our,” and “ours” refer to Lindblad Expeditions Holdings, Inc., and its subsidiaries where the context so requires.

This prospectus related to the resale from time to time by the selling stockholder named in this prospectus of up to 682,593 shares of common stock. The exhibits to the registration statement of which this prospectus is a part and documents incorporated by reference herein contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to acquire or purchase common stock offered by this prospectus, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information.”

This prospectus only provides you with a general description of the common stock that the selling stockholder may offer, which is not meant to be a complete description of the common stock. Each time a selling stockholder sells common stock, such selling stockholder will provide a prospectus and any related prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any related prospectus supplement together with the additional information described under the section entitled “Where You Can Find More Information.”

The selling stockholder may offer the common stock directly or through one or more underwriters, broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of common stock. See “Plan of Distribution.”

You should rely only on the information contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We and the selling stockholder have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this registration statement and may make such statements in future filings with the Securities and Exchange Commission, or SEC. We may also make forward-looking statements in our press releases or other public or stockholder communications. Our forward-looking statements are subject to risks and uncertainties and include information about our expectations and possible or assumed future results of our operations. When we use words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “project,” “intend,” or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks relating to:

●

adverse general economic factors, such as fluctuating or increasing levels of interest rates, inflation, unemployment and perceptions of these and similar conditions that decrease the level of disposable income of consumers or consumer confidence that negatively impact the ability or desire of people to travel;

●

suspended operations, cancelling or rescheduling of voyages and other potential disruptions to our business and operations related to the COVID-19 virus or other health pandemic, the civil unrest in Ecuador, the Israel-Hamas war, the Russia-Ukraine conflict, political unrest, terrorism, war or another unexpected event in destinations we visit;

●

events and conditions around the world, including war and other military actions, such as the civil unrest in Ecuador, the Israel-Hamas war, the current conflict between Russia and Ukraine, inflation, higher fuel prices, higher interest rates and other general concerns about the state of the economy or other events impacting the ability or desire of people to travel;

●	increases in fuel prices, changes in fuels consumed and availability of fuel supply in the geographies in which we operate or in general;

●	the loss of key employees, our inability to recruit or retain qualified shoreside and shipboard employees and increased labor costs;

●	the impact of delays or cost overruns with respect to anticipated or unanticipated drydock, maintenance, modifications or other required construction related to any of our vessels;

●	unscheduled disruptions in our business due to travel restrictions, weather events, mechanical failures, pandemics or other events;

●	changes adversely affecting the business in which we are engaged;

●	management of our growth and our ability to execute on our planned growth, including our ability to successfully integrate acquisitions;

●	our business strategy and plans;

●	our ability to maintain our relationships with National Geographic and/or World Wildlife Fund;

●	compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions;

●	our substantial indebtedness and our ability to remain in compliance with the financial and/or operating covenants in such arrangements;

●	the impact of severe or unusual weather conditions, including climate change, on our business;

●	adverse publicity regarding the travel and cruise industry in general;

●	loss of business due to competition;

●	the inability to meet or achieve our sustainability related goals, aspirations, initiatives, and our public statements and disclosures regarding them;

●	the result of future financing efforts;

●	our common stock ranks junior to our Series A Convertible Preferred Stock with respect to dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs; and

●

other risks more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this report or, if made elsewhere, as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. See “Risk Factors” in this prospectus for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference.

Other factors not currently anticipated may also materially and adversely affect our results of operations, cash flows and financial position. We do not undertake any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the section entitled “Where You Can Find More Information” for a further discussion on incorporation by reference.

The Company

Lindblad has been providing marine expedition adventures and travel experiences globally to its guests since 1979. Our expedition sailing and land-based adventure travel experiences foster a spirit of exploration and discovery through itineraries that feature up-close encounters with wildlife, nature, history and culture, and promote guest empowerment, human connections and interactivity. Our mission is to offer life-changing adventures around the world and pioneering innovative ways to allow our guests to connect with exotic and remote places. Our brands include Lindblad Expeditions, Natural Habitat, Inc., Off the Beaten Path, LLC, DuVine Cycling + Adventure Company and Classic Journeys, LLC.

Our corporate headquarters are located at 96 Morton Street, 9th Floor, New York, New York 10014. Our telephone number is (212) 261-9000. Our website is www.expeditions.com. All of our filings with the Securities and Exchange Commission can be accessed free of charge through our website promptly after filing; however, in the event the website is inaccessible, we will provide electronic or paper copies of our most recent Annual Report on Form 10-K, the most recent Quarterly Report on Form 10-Q, current reports filed or furnished on Form 8-K, and all related amendments excluding exhibits, free of charge, upon request. These filings are also accessible on the Securities and Exchange Commission's website at www.sec.gov. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

The Private Placement

On July 31, 2024, we closed the acquisition contemplated by that Purchase and Sale Agreement dated April 29, 2024 with WTA Holding Corp and other related entities whereby we acquired the award-winning adventure travel group Wineland-Thomson Adventures, LLC. and affiliates. The aggregate purchase price for the acquisition consisted of approximately $30 million, with $24 million paid in cash and $6 million paid through the issuance of an aggregate of 682,593 shares of common stock to the selling stockholder. The shares of common stock were issued in a private placement and were exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof as a transaction not involving a public offering and/or Rule 506 of Regulation D promulgated thereunder.

THE OFFERING

Shares of common stock being offered by the selling stockholder	682,593 shares of common stock.
Common stock outstanding	53,611,744 shares of common stock as of July 30, 2024.
Terms of the offering	The selling stockholder will determine when and how it sells the common stock offered in this prospectus, as described in “Plan of Distribution.”
Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. See “Use of Proceeds.”
NASDAQ symbol	Our common stock is listed on The NASDAQ Capital Market under the symbol “LIND”.
Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports of Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties of which are not currently known to us or that we currently deem immaterial.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The occurrence of any of these risks might cause you to lose all or part of your investment in the offered shares. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part pursuant to our contractual obligation to the selling stockholder named in the section entitled “Selling Stockholder.” We will not receive any of the proceeds from the resale of common stock from time to time by such selling stockholder.

The selling stockholder will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the securities that it incurs in disposing of the common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the common stock covered by this prospectus. These may include, without limitation, all registration and filing fees, NASDAQ listing fees, fees and expenses of our counsel and accountants, and any blue sky fees and expenses.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and certain provisions of our amended and restated certificate of incorporation, amended bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our amended and restated certificate of incorporation and amended bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. We are incorporated in the State of Delaware. The rights of our stockholders are generally covered by Delaware law and our amended and restated certificate of incorporation and amended bylaws. The terms of our capital stock are therefore subject to Delaware law, including the Delaware General Corporation Law.

Authorized and Outstanding Stock

We are authorized to issue 200,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of July 30, 2024, 53,611,744 shares of common stock are outstanding and 62,000 shares of 6.0% Series A Convertible Preferred Stock are outstanding.

The description below summarizes the material terms of our common stock, preferred stock, options and provisions of our amended and restated certificate of incorporation and amended bylaws. This description is only a summary. For more detailed information, you should refer to exhibits filed as part of the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

Our stockholders are entitled to one vote for each share of common stock held on all matters to be voted on by stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. Our stockholders have no liquidation, conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

Under the U.S. laws applicable to the transportation of passengers in the U.S. coastwise trades and the regulations promulgated thereunder (the “Coastwise Laws”) and so long as we operate U.S. flagged vessels in coastwise trade, at least 75% of the outstanding shares of each class or series of our capital stock must be beneficially owned and controlled by U.S. citizens within the meaning of the Coastwise Laws. Certain provisions of our amended and restated certificate of incorporation are intended to facilitate compliance with this requirement.

Under the provisions of our amended and restated certificate of incorporation, any transfer, or attempted transfer, of any shares of capital stock will be void if the effect of such transfer, or attempted transfer, would be to cause one or more non-U.S. citizens in the aggregate to own (of record or beneficially) shares of any class or series of our capital stock in excess of 22% of the outstanding shares of such class or series.

In the event such restrictions voiding transfers would be ineffective for any reason, our amended and restated certificate of incorporation provides that if any transfer would otherwise result in the number of shares of any class or series of capital stock owned (of record or beneficially) by non-U.S. citizens being in excess of 22% of the outstanding shares of such class or series, such transfer will cause such excess shares to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries that are U.S. citizens. The proposed transferee will have no rights in the shares transferred to the trust, and the trustee, who is a U.S. citizen chosen by us and unaffiliated with us or the proposed transferee, will have all voting, dividend and distribution rights associated with the shares held in the trust. The trustee will sell such excess shares to a U.S. citizen within 20 days of receiving notice from us and distribute to the proposed transferee the lesser of the price that the proposed transferee paid for such shares and the amount received from the sale, and any gain from the sale will be paid to the charitable beneficiary of the trust.

These trust transfer provisions also apply to situations where ownership of a class or series of capital stock by non-U.S. citizens in excess of 22% would be exceeded by a change in the status of a record or beneficial owner thereof from a U.S. citizen to a non-U.S. citizen, in which case such person will receive the lesser of the market price of the shares on the date of such status change and the amount received from the sale. In addition, under our amended and restated certificate of incorporation, if the sale or other disposition of shares of Common Stock would result in non-U.S. citizens owning (of record or beneficially) in excess of 22% of the outstanding shares of Common Stock, the excess shares shall be automatically transferred to a trust for disposal by a trustee in accordance with the trust transfer provisions described above. As part of the foregoing trust transfer provisions, the trustee will be deemed to have offered the excess shares in the trust to us at a price per share equal to the lesser of  (i) the market price on the date we accept the offer and (ii) the price per share in the purported transfer or original issuance of shares, as described in the preceding paragraph, or the market price per share on the date of the status change, that resulted in the transfer to the trust.

As a result of the above trust transfer provisions, a proposed transferee that is a non-U.S. citizen or a record or beneficial owner whose citizenship status change results in excess shares may not receive any return on its investment in shares it purportedly purchases or owns, as the case may be, and it may sustain a loss.

To the extent that the above trust transfer provisions would be ineffective for any reason, our amended and restated certificate of incorporation provides that, if the percentage of the shares of any class or series of capital stock owned (of record or beneficially) by non-U.S. citizens is known to us to be in excess of 22% for such class or series, we, in our sole discretion, shall be entitled to redeem all or any portion of such shares most recently acquired (as determined by us in accordance with guidelines that are set forth in our amended and restated certificate of incorporation), by non-U.S. citizens, or owned (of record or beneficially) by non-U.S. citizens as a result of a change in citizenship status, in excess of such permitted percentage for such class or series at a redemption price based on a fair market value formula that is set forth in our amended and restated certificate of incorporation. Such excess shares shall not be accorded any voting, dividend or distribution rights until they have ceased to be excess shares, provided that they have not been already redeemed by us.

In order to assist our compliance with the Coastwise Laws, our amended and restated certificate of incorporation permits us to require that any record or beneficial owner of any shares of our capital stock provide us with certain documentation concerning such owner’s citizenship. These provisions include a requirement that every person acquiring, directly or indirectly, five percent (5%) or more of the shares of any class or series of our capital stock must provide us with specified citizenship documentation. In the event that any person does not submit such requested or required documentation to us, our amended and restated certificate of incorporation provides us with certain remedies, including the suspension of the voting rights of the person’s shares owned by persons unable or unwilling to submit such documentation and the payment of dividends and distributions with respect to those shares into a segregated account.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control. Although we do not currently intend to issue any shares of preferred stock, we can provide no assurance that we will not do so in the future.

6.0% Series A Convertible Preferred Stock

On August 31, 2020, we issued and sold 85,000 shares of Series A Redeemable Convertible Preferred Stock, par value of $0.0001, (“Preferred Stock”) for $1,000 per share for gross proceeds of $85.0 million. The Preferred Stock has senior and preferential ranking to our common stock. As of July 30, 2024, 62,000 shares of Preferred Stock were outstanding. The Preferred Stock is entitled to cumulative dividends of 6.00% per annum, and for the first two years, the dividends were required to be paid-in-kind. After the second anniversary of the issuance date, the dividends may be paid-in-kind or be paid in cash at our option. The Preferred Stock is convertible at any time, at the holder’s election, into a number of shares of our common stock equal to the quotient obtained by dividing the then-current accrued value by the conversion price of $9.50. At any time, we may, at our option, convert all, but not less than all, of the Preferred Stock into common stock if the closing price of shares of common stock is at least 150% of the conversion price for 20 out of 30 consecutive trading days. The number of shares of common stock received in such conversion shall be equal to the quotient obtained by dividing the then-current accrued value by the conversion price. At the six-year anniversary of the closing date, each investor has the right to request that we repurchase their Preferred Stock and any Preferred Stock not requested to be repurchased shall be converted into our common shares equal to the quotient obtained by dividing the then-current accrued value by the conversion price.

The holders of the Preferred Stock generally are entitled to vote with the holders of the shares of common stock on all matters submitted for a vote of holders of shares of common stock (voting together with the holders of shares of common stock as one class) on an as-converted basis. Certain matters require the approval of the majority of the outstanding Preferred Stock, voting as a separate class, including (i) the issuance of any additional Preferred Stock, any class or series of senior or parity equity securities or any rights, options or warrants to purchase or otherwise acquire any shares of senior or parity equity securities (other than the issuance of up to 50,000 additional shares of Preferred Stock) and (ii) amendments, modifications or waiver of any provision of our Certificate of Incorporation or of the Certificate of Designations that would adversely affect the rights, preferences, privileges or powers of the Preferred Stock. In addition, approval of each holder shall be required for certain amendments, modifications or waiver of certain provisions of the Certificate of Designations, including related to the Liquidation Preference, return rate, participating dividends, rights upon liquidation, dissolution or winding up, repurchase rights, voting rights, and conversion rights that would adversely affect the rights, preferences, privileges or powers of the Preferred Stock.

Dividends

We have not paid any cash dividends on our common stock to date. It is the present intention of our board of directors to retain all earnings, if any, for use in its business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

The NASDAQ Capital Market Listing

Our common stock is listed on NASDAQ under the symbol “LIND.”

Registration Rights

As part of the Purchase and Sale Agreement with WTA Holding Corp. and other related entities, we agreed to prepare and file this registration statement within three business days following the closing of the transactions contemplated by the agreement and to keep such registration statement effective unless all of the shares of common stock have been sold or such shares may be sold under Rule 144 without volume restrictions.

Certain remaining holders of our initial shares are entitled to registration rights pursuant to a registration rights agreement that we entered into on May 10, 2013 in connection with our IPO. These holders are entitled to certain “piggy-back” registration rights under the registration rights agreement. The holders of a majority of these securities are also entitled to make demands that we register such securities in certain circumstances.

In addition, certain former stockholders of Lindblad Expeditions, Inc., including our President and Chief Executive Officer Sven-Olof Lindblad, entered into a registration rights agreement, dated as of July 8, 2015, with us with respect to shares of common stock received as consideration for the mergers with Lindblad Expeditions, Inc. Such rights include demand registration rights and unlimited “piggy-back” registration rights.

The holders of the Preferred Stock entered into a registration rights agreement whereby the purchasers are entitled to certain demand and piggyback registration rights in respect of the shares of common stock issuable upon conversion of the Preferred Stock.

Delaware Law and Certain Charter and Bylaw Provisions

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Amended By-Laws

Staggered board of directors.   Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders.   Our amended bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our president or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations.   Our amended bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares.   Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the Delaware General Corporation Law.   We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 662∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our amended bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have obtained a policy of directors’ and officers’ liability insurance.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

SELLING STOCKHOLDER

The shares of common stock being offered by the selling stockholder are those issued in connection with our acquisition of Wineland-Thomson Adventures, LLC and affiliates. See “Prospectus Summary – The Private Placement” for additional information. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time in accordance with the terms of the Purchase and Sale Agreement.

When we refer to “selling stockholder” in this prospectus, we mean the person listed in the table below, as well as such person’s transferees, pledgees or donees or its or their respective successors. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholder.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder. The first column lists the number of shares of common stock beneficially owned by the selling stockholder as of July 31, 2024. The second column lists the shares of common stock being offered by this prospectus by the selling stockholder. The third column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus. The fourth column lists the percentage of common stock owned by the selling stockholder after the offering and is based on 53,611,744 shares of common stock outstanding as of July 30, 2024, assuming the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering(1)
WTA Holding Corp. (2)	682,593	682,593	-	0%

(1)

Represents the number of shares of common stock that will be beneficially owned by the selling stockholder after completion of this offering based on the assumptions that (i) all of the shares of common stock registered for resale by the registration statement of which this prospectus is a part will be sold and (ii) no other shares of common stock will be acquired or sold by the applicable selling stockholder before completion of this offering. However, the selling stockholder may sell all, part or none of their shares of common stock offered pursuant to this prospectus and may sell all, part or none of their common stock pursuant to one or more exemptions from the registration provisions of the Securities Act.

(2)	The address is 27 Bailey Road, Watertown, MA 02472.

PLAN OF DISTRIBUTION

The selling stockholder may sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The securities may be distributed from time to time in one or more transactions:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through brokers, dealers or underwriters that may act solely as agents;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of disposition; and

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Upon our being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the method of distribution, the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to the selling stockholder, if applicable, and any other required information.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholder or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

The selling stockholder, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. The selling stockholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any shares of common stock being offered by this prospectus will be listed on the Nasdaq Capital Market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The selling stockholder may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with the selling stockholder, or perform services for the selling stockholder, in the ordinary course of business for which they receive compensation.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Securities and Exchange Act during such time as it may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until all securities under such registration statement cease to be registrable securities or such shorter period upon which all shareholders with registrable securities included in such registration statement have notified us that such registrable securities have actually been sold.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including Lindblad’s, that file electronically with the SEC. The public can obtain any document that Lindblad’s files electronically with the SEC at www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;

●	we are disclosing important information to you by referring you to those documents; and

●	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement on Form S-1 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement:

●	our Annual Report on Form 10-K, as amended, for the year ended December 31, 2023;

●	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2024 and June 30, 2024;

●	our definitive proxy statement filed with the SEC on April 25, 2024;

●	our Current Reports on Form 8-K filed on July 18, 2024, June 5, 2024, May 14, 2024, April 22, 2024, April 12, 2024 and March 19, 2024; and

●	The description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed April 29, 2013, and any amendment or report updating that description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.  Requests should be directed to our principal executive offices at:

Investor Relations
Lindblad Expeditions Holdings, Inc.
96 Morton Street
9th Floor
New York, NY 10014
(212) 261-9000

You can also find these filings on our website at www.expeditions.com. We are not incorporating the information on our website other than these filings into this prospectus.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

EXPERTS

The consolidated financial statements of Lindblad Expeditions Holdings, Inc. and Subsidiaries (the Company or Lindblad) appearing in the Company's annual report (Form 10-K/A) for the year ended December 31, 2023 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2023 appearing in the Company’s annual report (Form 10-K), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and Lindblad management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the Company for the year ended December 31, 2021 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.